EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28428, 33-54069, 333-10520, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-104420, 333-104421, 333-105032, 333-143063, 333-174400, 333-174401, 333-206700 and 333-206701) and Form S-4 (No. 333-255088) of Baxter International Inc. of our report dated February 11, 2021, except with respect to our opinion on the consolidated financial statements insofar as it relates to the disaggregation of net sales discussed in Note 1 and effects of the change in composition of reportable segments discussed in Note 16 to the consolidated financial statements, as to which the date is April 29, 2021, relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 29, 2021